Exhibit 4.2

                                 AMENDMENT NO. 1
                                       TO
                  DYNTEK, INC. (formerly TekInsight.com, Inc.)
                            2001 STOCK INCENTIVE PLAN

      THIS AMENDMENT NO. 1 TO THE DYNTEK, INC. 2001 STOCK INCENTIVE PLAN (the "Amendment") is made as of July 15, 2004.

      WHEREAS, DynTek, Inc. (the "Company") has authorized, adopted and approved a 2001 Stock Incentive Plan (the "Plan");

      WHEREAS, the Shareholders of the Company have authorized the Company to amend the Plan to increase the minimum number of shares that are available under the Plan to 4,000,000 shares of Common Stock; and

      WHEREAS, the Company desires to amend the Plan in certain respects.

      NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

      1. Section 4 of the Plan is amended by replacing the reference to "2,000,000" in the first sentence of such Section with "4,000,000".

      IN WITNESS WHEREOF, the undersigned has signed this Amendment effective as of July 15, 2004 for and on behalf of the Company.

                                       _____________________________________
                                       Steven J. Ross
                                       President and Chief Executive Officer